UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

FIREFLY NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41092	54-1167364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Military Road, Kenmore, NY	14217
(Address of principal executive offices)	(Zip Code)

(888) 237-6412

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIFF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Firefly Neuroscience, Inc. (the “Company”) on May 12, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), dated May 6, 2026, pursuant to which the Company agreed to issue and sell to the Investor up to 666,667 units, at a purchase price of $1.50 per Unit, for aggregate gross proceeds of up to $1,000,000.

On June 25, 2026, the Company and the Investor mutually agreed in writing to terminate the Purchase Agreement, pursuant to Section 5.3 thereof, with such termination effective as of June 25, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2026	FIREFLY NEUROSCIENCE, INC.

/s/ Greg Lipschitz
	Name:	Greg Lipschitz
	Title:	Chief Executive Officer

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